UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Business Park Drive Branford, Connecticut (Address of principal executive offices)	06405 (Zip Code)

Registrant’s telephone number, including area code: (866) 688-7374

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2025, Quantum-Si Incorporated, a Delaware corporation (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Leerink Partners LLC (the “Leerink Partners”), pursuant to which the Company may offer and sell from time to time at its sole discretion up to an aggregate of $100,000,000 of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), through Leerink Partners, acting as sales agent or principal. The Company may ultimately choose not to offer or sell any Shares under the Sales Agreement.

The issuance and sale, if any, of the Shares under the Sales Agreement is subject to the effectiveness of the Company’s shelf registration statement on Form S-3 which was filed with the United States Securities and Exchange Commission (the “SEC”) on September 26, 2025 (the “Registration Statement”), including the prospectus of the Company relating to the offering and sale by the Company of the Shares under the Sales Agreement. The Company makes no assurances as to whether the Registration Statement will become effective or, if it does become effective, as to the continued effectiveness of the Registration Statement.

Subject to the terms and conditions of the Sales Agreement, Leerink Partners will act as sales agent and use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market to sell the Shares from time to time, based upon the Company’s instructions, including any price, time or size limits specified by the Company, subject to certain limitations. Sales of the Shares, if any, under the Sales Agreement may be made in any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The Company may also sell Shares to Leerink Partners as principal. The Company has agreed to pay Leerink Partners commissions for its services in acting as sales agent in the sale of the Shares at a commission rate of up to 3.0% of the gross offering proceeds received per Share sold pursuant to the Sales Agreement, if any, and has agreed to provide Leerink Partners with customary indemnification and contribution rights. The Company has also agreed to reimburse Leerink Partners up to an aggregate of $75,000 of the actual outside legal expenses incurred by Leerink Partners in connection with the execution of the Sales Agreement, plus certain ongoing outside legal expenses. The Sales Agreement may be terminated by Leerink Partners or the Company in each party’s sole discretion at any time upon proper written notice to the other party.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which was previously filed as Exhibit 1.2 to the Company’s Registration Statement and is incorporated herein by reference.

The legal opinion of DLA Piper LLP (US), counsel to the Company, as to the legality of the Shares was previously filed as Exhibit 5.1 to the Company’s Registration Statement and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
1.1
Sales Agreement, dated September 26, 2025, by and between Quantum-Si Incorporated and Leerink Partners LLC (incorporated by reference from Exhibit 1.2 to Quantum-Si’s Registration Statement on Form S-3 filed with the SEC on September 26, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

	By:	/s/ Jeffry Keyes
	Name:	Jeffry Keyes
	Title:	Chief Financial Officer

Date: September 29, 2025